UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2016
Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Texas	0-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 S. Beckham, Tyler, Texas	75701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(903) 531-7111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2016, in connection with the board-approved succession plan previously reported in our Current Report on Form 8-K filed June 15, 2016, Sam Dawson retired as Chief Executive Officer of Southside Bancshares, Inc. (the “Company”) and the Company’s subsidiary, Southside Bank (the “Bank”). As previously reported, Mr. Dawson will continue as a member of the board of directors of the Company and of the Bank.

Also effective December 31, 2016, President Lee R. Gibson assumed the additional position of Chief Executive Officer and will serve as President and Chief Executive Officer and as a director of the Company and of the Bank.

“Mr. Dawson’s years of service to Southside Bank have been integral to our success. Through his leadership, we have built an outstanding team that positions Southside well for the future,” stated Mr. Gibson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

	By:	/s/ Julie N. Shamburger
Julie N. Shamburger, CPA
Executive Vice President & Chief Financial Officer
Date: January 3, 2017